UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2024, at the 2024 Annual and Special Meeting of Shareholders (the "Annual Meeting") of Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the "Company"), the Company's shareholders approved the award of 575,319 stock appreciation rights of the Company ("Stock Appreciation Rights") to Clifford Starke, the Company's Chief Executive Officer, (the "Starke Stock Appreciation Rights") with an exercise price per right equal to $0.9149 (the "Stock Appreciation Rights Exercise Price") and the award of 191,773 Stock Appreciation Rights with an exercise price per right equal to the Stock Appreciation Rights Exercise Price to Dany Vaiman, the Company's Chief Financial Officer, (the "Vaiman Stock Appreciation Rights" and together with the Starke Stock Appreciation Rights, the "Stock Appreciation Right Awards"). Previously, on May 27, 2024, the board of directors of the Company (the "Board") authorized the Stock Appreciation Right Awards, subject to the Company's shareholders approving such Stock Appreciation Right Awards at the Annual Meeting.  Upon shareholder approval of the Stock Appreciation Right Awards at the Annual Meeting (the "Stock Appreciation Rights Approval Date"), each of Clifford Starke and Dany Vaiman entered into a Stock Appreciation Rights Agreement with the Company (each, a "Stock Appreciation Rights Agreement"). The Stock Appreciation Right Awards expire 10 years from the grant date with a post-termination exercise period of one year.

The Starke Stock Appreciation Rights vest in 12 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from the Stock Appreciation Rights Exercise Price with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the following vesting schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%
9	450%
10	500%
11	550%
12	600%

Vaiman Stock Appreciation Rights vest in 8 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from the Stock Appreciation Rights Exercise Price with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the following vesting schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%

The foregoing description of the Stock Appreciation Right Awards does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Appreciation Rights Agreement, a form of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1#	Form of Stock Appreciation Rights Agreement
104	Cover Page Interactive Data File

# Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: September 5, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer